UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 250

San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Retirement

On April 30, 2021, MEI Pharma, Inc. (the “Company”) announced that Robert Mass, the Company’s Chief Medical Officer, informed the Company of his intention to retire effective May 3, 2021, after which he will continue to serve as a strategic advisor to the Company.

Appointment of New Officer

Also, on April 30, 2021, the Company announced the appointment of Richard Ghalie as Chief Medical Officer, effective May 3, 2021.

Ghalie Biography. Dr. Ghalie was appointed as senior vice president, clinical development in March 2016. He is a hematologist and oncologist with more than 25 years of drug development experience at public and private companies. Dr. Ghalie has held several executive positions in the pharmaceutical industry and has led medical teams that successfully filed NDAs and MAAs resulting in the approval of four new indications. Dr. Ghalie holds a medical degree from the French School of Medicine in Lebanon, a master’s degree from the University Paris XI and an MBA from the University of Washington in Seattle. He has authored or co-authored more than 125 manuscripts, book chapters and scientific publications.

Ghalie Compensation. In connection with his service as Chief Medical Officer, Dr. Ghalie will receive an annual salary of $463,000. Additionally, Dr. Ghalie will also receive an initial stock option grant to purchase 75,000 shares of the Company’s common stock, one-fourth of which shall vest on the first anniversary of the date of grant and the remaining three quarters of which shall vest monthly over a three-year period thereafter.

There are no related party transactions involving Dr. Ghalie that are reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Dr. Ghalie and any other person pursuant to which Dr. Ghalie was selected as an officer. There are no family relationships among any of the Company’s directors, executive officers and Dr. Ghalie. There are no material plans, contracts or arrangements to which Dr. Ghalie is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Dr. Ghalie’s appointment.

Item 8.01	Other Events.

On April 30, 2021, the Company issued a press release announcing the appointment of Dr. Ghalie as Chief Medical Officer and Dr. Mass’ retirement, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 30, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: April 30, 2021